UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant X
Filed by a Party other than the Registrant [   ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Supplement to Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

SECURITIES DEVICES INTERNATIONAL, INC.
(Name of Registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement), if other than Registrant)

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[X]           No fee required.
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[   ]        Fee paid previously with preliminary materials.

[   ]        Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SECURITY DEVICES INTERNATIONAL INC.
107 Audubon Road,
Building 2, Suite 201
Wakefield, MA 01880
_____________________________

SUPPLEMENT TO THE PROXY STATEMENT
FOR THE 2017 ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 19, 2017
_____________________________

            The following information supplements and amends the proxy statement (the “Proxy Statement”) of Security Devices International Inc. (the “Company” “we,” “us” or “our”) furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2017 Annual and Special Meeting of Stockholders and for any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting is scheduled to be held on December 19, 2017 at 10:00 AM EST at our corporate offices at 107 Audubon Road, Building 2, Suite 201, Wakefield, MA 01880. This Supplement to the Proxy Statement (this “Supplement”) is being filed with the Securities and Exchange Commission (the “SEC”) on December 4, 2017. Capitalized terms used in this Supplement and not otherwise defined have the meaning given to such terms in the Proxy Statement.

            THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

            Only stockholders of record on the close of business on November 10, 2017 are entitled to receive notice of and to vote at the Annual Meeting. Except as supplemented or amended by the information contained in this Supplement, all information set forth in the Proxy Statement remains unchanged.

            By letter dated November 30, 2017, Schwartz Levitsky Feldman LLP (“Schwartz”), the Company’s independent registered public accounting firm, resigned as the Company’s auditor.

            The reports of Schwartz on the Company’s financial statements for the two most recent fiscal years ended November 30, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, other than a “going concern” qualification. During the Company’s two most recent fiscal years ended November 30, 2016 and 2015 and during the subsequent interim period preceding Schwartz’s resignation, there were: (i) no disagreements with Schwartz on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Schwartz would have caused Schwartz to make reference to the subject matter of the disagreements in connection with its reports, and (ii) no reportable events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

            As a result of such resignation, Schwartz will not stand for confirmation as the Company’s independent auditor at the Annual Meeting.

            Following the resignation of Schwartz, the Company’s Audit Committee met on December 1, 2017 and selected UHY McGovern Hurley LLP of Toronto, Ontario. The Company’s Board of Directors confirmed the appointment and nominated UHY McGovern Hurly LLP for ratification by shareholders of the Company as the Company’s independent auditors in the next fiscal year ending November 30, 2018. UHY McGovern Hurley LLP had been contacted previously by the Company’s management and agreed prior to review by the Audit Committee to accept such appointment if confirmed by the Audit Committee and the Board.

            As a result of the foregoing, PROPOSAL 2 before stockholders at the Annual Meeting has been changed and is now:

To ratify the appointment of UHY McGovern Hurley LLP as the Company’s Independent Registered Public Accounting Firm for the current fiscal year ending November 30, 2017.

OUR BOARD RECOMMENDS APPROVAL OF UHY MCGOVERN HURLEY LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED NOVEMBER 30, 2017.

Changing a Vote
            You may change your vote on any matter in the Proxy Statement at any time prior to the vote being taken on such matter. This means that you may change your vote on all matters in the Proxy Statement, including Proposal Two, at any time prior to the Annual Meeting.

            To revoke your proxy instructions and change your vote if you are a holder of record, you must (i) send us the Revised Proxy Card (included with this Supplement) in the enclosed envelope; (ii) attend the Annual Meeting and vote your shares in person; or (iii) advise our Corporate Secretary at our principal executive office (107 Audubon Road, Building 2, Suite 201, Wakefield, MA 01880) in writing before the proxy holders vote your shares on a particular matter. Only your latest vote will be counted.

            If your shares are held by a broker, bank or other nominee, please contact your broker, bank or other nominee for instructions on changing your vote.

            IF YOU HAVE ALREADY VOTED ON PROPOSAL 2 TO APPROVE SCHWARTZ LEVITSKY FELDMAN LLP AND YOU DO NOT CHANGE YOUR VOTE TO APPROVE UHY MCGOVERN HURLEY LLP, YOUR VOTE ON PROPOSAL 2 WILL NOT BE TABULATED AT THE ANNUAL MEETING. HOWEVER, YOU WILL BE CONSIDERED TO BE PRESENT FOR PURPOSES OF DETERMINING WHETHER A QUORUM FOR THE ANNUAL MEETING EXISTS.

            A vote “FOR” Schwartz Levitsky Feldman LLP will not be counted as a vote “against” UHY McGovern Hurley LLP.

            We have included the enclosed Revised Proxy Card which is updated to include as PROPOSAL 2 the ratification of UHY McGovern Hurley as the Company’s independent auditor for the year ended November 30, 2017.

            If you return the enclosed Revised Proxy Card to us with no instructions, we will vote your shares FOR ratification of UHY McGovern Hurley LLP.